Exhibit 10.1

AMENDMENT TO SECURITY AGREEMENT

This AMENDMENT TO SECURITY AGREEMENT (the “Amendment”) is entered into as of the 28th day of March 2012 (the “Effective Date”) by and among AUTHENTIDATE HOLDING CORP., a Delaware corporation (the “Company”) and the undersigned holders of the Senior Secured Notes (the “Secured Notes”) sold and issued by the Company (each a “Holder”, and collectively, the “Holders”) to Holders pursuant to the Securities Purchase Agreement dated as of March 9, 2012 (the “Purchase Agreement”).

RECITALS:

A. The Company has issued $4,050,000 in aggregate principal amount of Secured Notes pursuant to the Purchase Agreement

B. The Company’s obligations under the Secured Notes are secured by liens on the Company’s assets pursuant to that certain Security Agreement, dated as of March 9, 2012, between the Company and the purchasers of the Secured Notes (the “Security Agreement”).

C. The Company desires to amend the Security Agreement to facilitate its compliance with certain terms and conditions thereof, as described below and the undersigned Holders (consisting, collectively, of the Holders of a Majority in Interest (as defined in the Security Agreement) (the “Majority in Interest”)), hereby agree to such amendments.

ACCORDINGLY, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Definitions. As used herein, terms that are defined herein shall have the meanings as so defined, and terms not so defined shall have the meanings as set forth in the Security Agreement, the Purchase Agreement and the Secured Notes, as applicable.

SECTION 2. Amendments to Security Agreement. The Security Agreement is hereby amended as follows:

2.1. Sections 2.2(a) and 2.2(b) of the Security Agreement are hereby amended and restated in their entirety as follows:

Section 2.2. Financing Statements; Further Assurances.

(a) The Secured Parties hereby: (i) designate Mr. Adam Robinson as the representative of the Secured Parties (the “Representative”) to act on behalf of the Secured Parties as their representative in accordance with the terms of the Security Agreement with respect to the filing of any initial financing statements and amendments thereto, and any termination statements thereof; (ii) agree and consent that the Representative be named as the sole secured party on any and all financing statements and security agreements filed pursuant to this Security Agreement for the ratable benefit of all the Secured Parties; and (iii) agree that the Representative is authorized to file any and all terminations of such financing statements at such time or times as it determines is appropriate pursuant to the Security Agreement.

(b) As soon as practicable following the execution and delivery of this Amendment and upon the authorization of the Representative on behalf of the Secured Parties, the Company shall:

(i) file with the State of Delaware and any other offices that the Representative may reasonably request in writing an initial financing statement that (i) indicates the Collateral (A) as all assets of the Company or words of similar effect, regardless of whether any particular asset comprised in the Collateral falls within the scope of Article 9 of the UCC of the state or such jurisdiction or whether such assets are included in the Collateral hereunder, or (B) as being of an equal or lesser scope or with greater detail, and (ii) contains any other information required by Article 9 of the UCC of the state or such jurisdiction for the sufficiency or filing office acceptance of any financing statement or amendment, including whether the Company is an organization, the type of organization, and any organization identification number issued to the Company;

(ii) file with the U.S. Patent and Trademark Office, such financing statements and/or patent security agreements in the form necessary to record the Liens granted hereunder on the Company’s patents and patent applications; and

(iii) upon the reasonable request of the Representative, file such additional financing statements and other documents, including amendments to the financing statements, it in order to maintain the Liens in the Collateral.

SECTION 3. Effect of Amendment. This Amendment is effective as of the Effective Date and as of such date, (i) the applicable portions of this Amendment shall be a part of the Security Agreement, as amended hereby, and (ii) each reference in any Secured Note, Purchase Agreement or other document entered into in connection with the Purchase Agreement to “the Security Agreement”, “hereof”, “hereunder”, or words of like import, shall mean and be a reference to the Security Agreement as amended hereby. Except as expressly amended hereby, the Security Agreement shall remain unmodified and in full force and effect and is hereby ratified and confirmed by the parties hereto.

SECTION 4. Consent. Each of the Holders hereby consents to the terms of the amendments to the Security Agreement contained in this Amendment.

SECTION 5. Governing Law; Miscellaneous.

(a) This Amendment shall be governed by and construed in accordance with the laws of the state of New York without reference to principles of conflicts of law.

(b) Headings used herein are for convenience of reference only and shall not affect the meaning of this Amendment. This Amendment may be executed in any number of counterparts, and by the parties hereto on separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same agreement. Executed counterparts may be delivered via facsimile or other means of electronic transmission.

(c) This Amendment contains the entire agreement and understanding of the parties with respect to its subject matter and supersedes all prior arrangements and understandings between the parties, both written and oral, with respect to its subject matter.

WITNESS WHEREOF, the parties have caused this Amendment to be executed by their respective duly authorized representatives, as of the Effective Date.

AUTHENTIDATE HOLDING CORP.

By:	/s/ O’Connell Benjamin
Name: O’Connell Benjamin
Title: Chief Executive Officer

COMPANY SIGNATURE PAGE TO AMENDMENT

HOLDERS:

Lazarus Investment Partners, LLLP		Duke 83, LLC

By:	/s/ Justin Borus	By:	/s/ J. David Luce
Name:	Justin Borus	Name:	J. David Luce
Title:	Managing Member	Title:
Principal Amount of Secured Notes: $1,000,000		Principal Amount of Secured Notes: $1,010,000

MKA 79, LLC		Blue Devil Investments, Inc.

By:	/s/ J. David Luce	By:	/s/ J. David Luce
Name:	J. David Luce	Name:	J. David Luce
Title:		Title:
Principal Amount of Secured Notes: $200,000		Principal Amount of Secured Notes: $290,000

Adam Robinson		O’Connell Benjamin

By:	/s/ Adam Robinson	By:	/s/ O’Connell Benjamin
Name:	Adam Robinson	Name:	O’Connell Benjamin
Title:		Title:
Principal Amount of Secured Notes: $500,000		Principal Amount of Secured Notes: $50,000

William A. Marshall		John Waters

By:	/s/ William A. Marshall	By:	/s/ John Waters
Name:	William A. Marshall	Name:	John Waters
Title:		Title:
Principal Amount of Secured Notes: $50,000		Principal Amount of Secured Notes: $150,000

SIGNATURE PAGE OF MAJORITY IN INTEREST TO AMENDMENT

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